EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1, amendment no. 7 of CDT Environmental Technology Investment Holdings Limited of our report dated December 23, 2022, relating to the consolidated financial statements of CDT Environmental Technology Investment Holdings Limited for the years ended December 31, 2021 and 2020, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP Flushing, New York December 23, 2022